[LOGO] InCard
                                                                    Technologies

Innovative Card Technologies, Inc.
11601 Wilshire Blvd.
Suite 2150
Los Angeles, CA 90025
T: 310.312.0700 F: 310.496.2693
Email: info@incardtech.com
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October 19, 2005

TR Winston & Company, LLC
Attn: Mr. Tyler Runnels
1999 Ave of the Stars, Suite 2530
Los Angeles, CA 90067

Dear Mr. Runnels,

In connection with the Transaction Fee Agreement that Innovative Card Technologies, Inc. ("InCard") entered into with TR Winston & Company, LLC ("TRW") on October 19, 2005 ("Agreement") and that certain Securities Purchase Agreement, dated as of October 19, 2005 by and among InCard and the purchasers named on the signature pages thereto (the "Purchase Agreement"), InCard hereby agrees as follows ("Letter Agreement"):

      If during eighteen months (18) months following the close of the financing pursuant to the Agreement and Purchase Agreement (the "Financing"), InCard obtains additional capital through the issuance of equity securities, other than the shares of common stock sold pursuant to the Agreement and Purchase Agreement and the issuance of shares of common stock or securities convertible into or exchangeable for common stock of InCard in connection with (i) any mergers or acquisitions of securities, business, property or other assets (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for InCard, (iv) the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or (v) any employee benefit plan that has been adopted by InCard prior to the date hereof ("Additional Shares of Common Stock"), the holders of then-existing shares of common stock and warrants issued pursuant to the Agreement and Purchase Agreement will receive full ratchet anti-dilution protection as described in the paragraph below. However, if the aggregate purchase price for the Additional Shares of Common Stock exceeds $10,000,000 and is not anti dilutive to the units purchased pursuant to the Purchase Agreement and Agreement (the "Non Dilutive Additional Raise"), this Letter Agreement shall terminate simultaneously with the completion of the Non Dilutive Additional Raise.

      In the event InCard, at any time during the 18 months immediately following the close of the financing pursuant to the Agreement and Purchase Agreement, issues Additional Shares of Common Stock without consideration or for consideration per share less than the exercise price with respect to the shares of common stock and warrants issued pursuant to the Agreement and Purchase Agreement, then and in such event, the common stock and the common stock underlying the warrants shall be adjusted to the price per share of the new issue. For example, if within 6 months after the close of the Financing InCard were to issue equity securities for an aggregate purchase price of $5,000,000 at a price of $0.80 per share that received 50% warrant coverage with a warrant price of $1.00, then a holder of 1,000 common shares and 500 warrants purchased pursuant to the Purchase Agreement would receive an additional 250 common shares, the exercise price of warrants to purchase 500 shares of common stock would be repriced to $1.00 and an additional 125 warrants with a strike price of $1.00 would be issued.


                       INNOVATIVE CARD TECHNOLOGIES, INC.
            11601 WILSHIRE BLVD SUITE 2150 o LOS ANGELES, CA o 90025
        PHONE: (310) 312-0700o FAX: (310) 496-2693 o INFO@INCARDTECH.COM

TR Winston & Company, LLC
October 19, 2005
Page 2


Please indicate your acceptance of these terms by signing in the space indicated below.


Sincerely,                                   Agreed and Accepted:

/s/ Bennet Lientz, Jr.                       /s/ Tyler Runnels
                                             ---------------------
Bennet Lientz, Jr., CFO                      Tyler Runnels
                                             Chariman & CEO
                                             Dated: 10/19/05